SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 23, 2006
CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Canyon Resources Corporation (“Canyon”) has signed an exploration, development and mine operating agreement with New Horizon Uranium Corporation (“New Horizon”), a private British Columbia corporation, to form the Converse Joint Venture (the “Joint Venture”) that includes portions of Converse and Niobrara counties, Wyoming. New Horizon initially will be the operator of the Joint Venture. Under the terms of the agreement, New Horizon can earn a fifty percent (50%) interest in the Joint Venture after expending $1,000,000 over a three-year period. Upon earning its fifty percent (50%) ownership, New Horizon has the option to earn an additional twenty percent (20%) interest in the Joint Venture for a total of seventy percent (70%) interest after completing an additional expenditure of $1,000,000 (totaling $2,000,000 from inception). Upon earning its 70% ownership, New Horizon then has the option to earn an additional five percent (5%) interest in the Joint Venture, for a total of seventy-five (75%) interest, by funding a third party feasibility study.
     If New Horizon earns a 50% interest in the Joint Venture, then New Horizon will be required to grant Canyon 500,000 of its common shares and a warrant to purchase 500,000 of its common shares at an exercise price of 125% of the then current market price of the shares. If New Horizon is not a publicly traded company at such time, then the warrant exercise price will be equal to its most recent private placement price for shares. Additionally, upon a decision to construct a mining facility, New Horizon will grant Canyon the number of its common shares equal to $2,000,000, or, if New Horizon is not then a publicly traded company, it will pay Canyon $2,000,000.
     At such time that New Horizon’s earns its desired interest up to 75% in the Joint Venture, each participant is required to contribute its pro rata share of expenditures to the Joint Venture; provided, however, should either participant elect not to contribute its pro rata share of expenditures, the company electing not to contribute would be diluted on a formula basis. Under certain conditions either participant can restore its diluted interest by contributing, to the Joint Venture, one hundred fifty percent (150%) of the funds it should have contributed prior to such dilution. If either party dilutes to less than 15%, then its interest converts to a 3% production royalty. New Horizon is permitted to terminate the agreement at any time upon prior written notice to Canyon.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Canyon Resources Corporation News Release dated January 24, 2006.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: January 24, 2006	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
99.1	Canyon Resources Corporation news release dated January 24, 2006